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                                                                      EXHIBIT 20

                             OCTEL DEVELOPMENTS PLC

                              OFFICER'S CERTIFICATE
                              NOTICE OF REDEMPTION
                     $150,000,000 10% Senior Notes due 2006

         The undersigned, who is an officer of Octel Developments PLC a company organized and existing under the laws of England and Wales (the "Company"), with respect to the redemption of $150,000,000 of the Company's 10% Senior Notes due 2006 (the "Notes") issued under an indenture dated as of May 1, 1998 by and among the Company, as Issuer, Octel Corp. a Delaware corporation (the "Guarantor"), and IBJ Schroder Bank and Trust Company (the "Original Trustee"), as amended by Amendment No. 1 dated as of October 28, 1998 ("Amendment No. 1")
                                                             ---------------
by and among the Company, the Guarantor and the Original Trustee, and Amendment No. 2 thereto, dated as of December 22, 2000 ("Amendment No. 2") by and among
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the Company, Octavision Limited, a company organized under the laws of England and Wales, and The Bank of New York (the "Trustee"), (as amended, the "Indenture"), hereby certifies pursuant to Section 3.01 of the Indenture that:
          1. The Company is calling all of the outstanding principal amount of the Notes for redemption on December 6, 2001 at the redemption price calculated in accordance with the terms of the Notes.
          2.   The Company will effect the redemption pursuant to the provisions of Article 3 of the Indenture as set forth on the notice of redemption attached hereto as Annex I (the "Notice of Redemption") to be sent to each Holder (as defined in the Indenture) and published in the Luxembourger Wort on November 6,
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               2001. The Notice of Redemption, when so published, shall contain the information required by Section 3.03 of the Indenture.
          3. The Company hereby requests the Trustee to give the Notice of Redemption to each Holder on and not before November 6, 2001 in accordance with Section 3.03 of the Indenture.
          4. Attached hereto as Exhibit A is a true and complete copy of the resolutions adopted by the Company's Board of Directors on October 26, 2001 and that such resolutions constitute the only resolutions adopted by the Company's Board of Directors or any committee thereof relating to the redemption of the Notes.

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         IN WITNESS WHEREOF, the undersigned has executed this Officer's
Certificate in his capacity as an authorized officer of the Company as of the 30/th/ day of October 2001.

                                               OCTEL DEVELOPMENTS PLC

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                                               By:   Alan Jarvis
                                               Its:  Chief Financial Officer

         I, John Tayler, Company Secretary of the Company do hereby certify that Alan Jarvis is the duly elected, qualified and acting Chief Financial Officer of the Company and that the signature appearing above his name is his true and genuine signature.
         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate in his capacity as an authorized officer of the Company as of the 30/th/ day of October 2001.

                                               ------------------------------
                                               Name:  John P. Tayler
                                               Title: Company Secretary